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Exhibit 10 (xiv)(b)

Amendment to Supplemental Executive Long-Term Disability Benefit Plan of Great Lakes Chemical Corporation

        The Supplemental Executive Long-Term Disability Benefit Plan of Great Lakes Chemical Corporation (the "Plan) is hereby amended, effective as of April 3, 1998, as set forth below.

        Any term which is not defined below shall have the meaning set forth in the Plan.

1.
Section II(c) of the Plan is hereby amended and restated to read as follows

(c)
The benefit shall be provided by the Company at no cost to the participant. Notwithstanding any other provision hereof, except as the Company may otherwise determine, all Plan benefits shall be paid from the general assets of the Company. The Company may at its descretion supplement the benefit described above by an additional payment designed to pay the income tax liability of the participant for the benefit provided by the Plan.

        IN WITNESS WHEREOF, Great Lakes Chemical Corporation has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.

GREAT LAKES CHEMICAL CORPORATION
By:	/s/ MARK S. ESSELMAN
April 16, 1998 Date

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  Exhibit 10 (xiv)(b)
Amendment to Supplemental Executive Long-Term Disability Benefit Plan of Great Lakes Chemical Corporation